UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under § 240.14a-12

DIAMONDBACK ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee paid previously with written preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DIAMONDBACK ENERGY

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Online

Go to **www.envisionreports.com/FANG** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 1:00 a.m., Central Time, on June 9, 2022.

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for Diamondback Energy, Inc's. Annual Meeting of Stockholders to be Held on June 9, 2022

Under the Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for Diamondback Energy, Inc.'s Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online or to request a copy of the proxy materials. We encourage you to access and review the proxy materials before voting. The proxy materials consist of this Notice of the Annual Meeting, the Company's 2021 Annual Report to Stockholders, the Company's 2022 Proxy Statement and the Proxy Card.

This communication is NOT a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet, email or by mail. We encourage you to access and review the proxy materials before voting.

www.envisionreports.com/FANG

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/FANG**.
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 30, 2022 to facilitate timely delivery.

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Stockholder Meeting Notice

Diamondback Energy, Inc.'s Annual Meeting of Stockholders will be held on June 9, 2022 at 100 Oklahoma City Blvd, Oklahoma City, Oklahoma 73109, at 11:30 a.m. local time.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposals 2 and 3:

1. Election of Directors 01 - Travis D. Stice, 02 - Vincent K. Brooks, 03 - Michael P. Cross, 04 - David L. Houston, 05 - Stephanie K. Mains, 06 – Mark L. Plaumann, 07 - Melanie M. Trent, and 08 - Steven E. West
2. Proposal to approve, on an advisory basis, the compensation paid to the Company's named executive officers.
3. Proposal to ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2022.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Please check the proxy materials for directions to be able to attend the Annual Meeting and vote in person.

The Company intends to hold its Annual Meeting in person. However, it is monitoring the public health, travel and business and social gathering concerns of the Company's stockholders and employees in light of the ongoing COVID-19 pandemic, as well as any related restrictions and protocols by federal, state and local governments. The Company plans to take any necessary and appropriate precautions with respect to attendance at, and admission to, its Annual Meeting. The Company may also determine it to be necessary or appropriate to hold a virtual Annual Meeting by means of remote communication. The Company will announce any such alternative arrangements and provide detailed instructions as soon as practicable in advance of the Annual Meeting by press release and posting on the Company's website at www.diamondbackenergy.com, as well as through a filing with the Securities and Exchange Commission. If you are planning to attend the Annual Meeting, please be sure to check the Company's website for any updates in the days before the Annual Meeting.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/FANG**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Diamondback Energy, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 30, 2022.